HARRIS & THOMPSON AN ASSOCIATION OF ATTORNEYS
RICHARD W. HARRIS RICHARD K. THOMPSON	6121 LAKESIDE DRIVE SUITE 260 RENO, NEVADA 89511 PHONE (775) 825-4300 FAX (775) 825-4829
December 14, 2006
BY TELECOPIER
AND FEDERAL EXPRESS
John Pritchard, CEO
Gold Run Inc.
330 Bay St Suite 820
Toronto, Ont, Canada M5H 2S8
Re:	Title Report on RC Claim Group Elko County, Nevada
Dear Mr. Pritchard:
You have asked our office to prepare a Title Report regarding the "RC" properties consisting of 91 unpatented lode mining claims situated in Elko County, Nevada. The claims and their federal serial numbers are more particularly described on Exhibit A attached hereto.
The RC claims are situated in Sections 24 and 25, T. 29 N., R. 53 E., and Sections 19-21 and 28-33, T. 29 N., R. 54 E., MDM.
After an examination of the claim records maintained by the Nevada State Office of the Bureau of Land Management, the Nevada State Lands Office, and the Elko County Recorder's Office, we have reached the following conclusions:
SUMMARY OF TITLE
1. Title Condition. The claims have generally been located and maintained in accordance with state and federal mining law, and the claims are presently valid and defensible.

Mr. John Pritchard
Title Report on RC Claim Group
December 14, 2006

2. Ownership. The above described mining claims are owned by the following persons or entities:
RC 1-91	KM Exploration Ltd.[1]
We found the following document pertaining to ownership and possession of the RC claims:
Quitclaim Deed dated April 7, 2006 from Golden Trend Resources, Inc. to KM Explorations Ltd., covering the RC 1-91 claims. The Deed was recorded in Elko County on April 12, 2006 at Document No. 51197.
We found no other record of deeds, leases, liens, encumbrances, or legal actions affecting the claim groups.
3. Claim Conflicts. The unpatented mining claims are subject to the following conflicts with fee lands and other unpatented mining claims.
a. The BLM geographic index indicates that there might be a conflict between the RR 3, 5, 7, 45, 47, 49, 51, 53, owned by Carl Pescio, located September 15, 21 and 22, 2004, in T. 29 N., R. 54 E., Sections 28, 29, 32, and 33, and the RC 14-30 (even) claims, and RC 53-61 claims located in 2002. The RR 200-206 (even) and 248, 271, and 272 claims are close to conflicting with the RC 29, 30, 43-46, and 60 claims in Sections 31 and 32. The RC claims are senior to the RR claims, and the overstaking by the junior claims does not affect the validity of the RC claims.
4. Liens and Encumbrances. We found no record of unreleased liens of encumbrances.
The bases for these conclusions are set forth in the paragraphs below.

1 The BLM shows the RC 21-91 to be owned by Golden Trend Resources, Inc. The RC 1-20 were located by KM Exploration, Ltd., and the RC 21-91 claims were located by Golden Trend Resources, Inc. There is a deed from Golden Trend Resources, Inc. to KM Exploration Ltd. conveying the RC 1-91 claims that has been recorded in Elko County, but not filed with the BLM. Therefore, the BLM still shows the RC 21-91 claims as being owned by Golden Trend Resources, Inc. Although the BLM listing does not affect the title to the RC claims, we recommend that the deed be filed with the BLM.

Mr. John Pritchard
Title Report on RC Claim Group
December 14, 2006

LOCATION AND MAINTENANCE OF MINING CLAIMS
The property interests discussed in this Title Report are unpatented mining claims. Any citizen of the United States, including a U.S. corporation, can locate unpatented mining claims on the open public domain. The location procedure consists of four steps: (1) erecting a location monument and posting a location notice which describes the claim name, locator, and other information; (2) erecting monuments at the comers and top centers of the claim within 60 days following the date of location; (3) recording Notices of Location with the County Recorder within 90 days following the date of location; and (4) filing the Notices of Location and a claim map with the Nevada State Office of the Bureau of Land Management within 90 days following the date of location.
Until 1993, the locator maintained the claims from year to year by performing annual assessment work and filing a record of the work in the County and with the Bureau of Land Management. During each assessment year (which runs from September 1 to September l), the claimant was obliged to perform $100.00 worth of work per claim. The work could be performed on one or more claims of a larger contiguous group. Typical forms of work include drilling, road construction, and mineral production. After completing the annual work, the claimant recorded a Proof of Labor (also known as an Affidavit of Annual Assessment Work) in the appropriate County by November 1. Thereafter, the locator filed the Proof of Labor with the Bureau of Land Management by December 30; failure to make the federal filing in a timely manner rendered the claim void.
In 1992 the U.S. Congress enacted a law suspending the assessment requirement and imposing a federal claim maintenance fee in its place. By August 31, 1993, each claimant was required to pay $200.00 per claim for 1993 and 1994. Failure to make the payment rendered the claims void. In addition, the Nevada Legislature passed a law requiring the claimant to file an Affidavit and Notice of Intent to Hold in the appropriate County by November 1. After 1993 the federal "rental fee" was $100.00 per claim per year.
Congress is in the process of extending the claim maintenance requirements through 2007. It will therefore be necessary for the claim owners or their lessees to perform the following acts in order to maintain the claims in 2007-2008 and each year thereafter: (1) on or before September 1, 2007 (or whichever date Congress ultimately determines), the owner must pay a maintenance fee of $125.00 per claim to the Nevada State Office of the Bureau of Land Management, and (2) by November 1 the owner must record an Affidavit and Notice of Intent to Hold in Elko County.
A mining claim can overlap fee lands or other mining claims, so long as its location

Mr. John Pritchard
Title Report on RC Claim Group
December 14, 2006

monument is situated on open public domain. The claim is invalid only in the areas of overlap.
In preparing this Title Report, our office examined the records on file with the Elko County Recorder and the Nevada State Office of the Bureau of Land Management and the State Lands Office for Nevada. The federal record center (BLM) contains Notices of Location, Proofs of Labor, claim maps, rental fee receipts, and other documents relating to the location and maintenance of unpatented claims. The County Recorder's Office is the principal source for deeds, leases, liens, encumbrances, and records of litigation.
TITLE CONDITION
1. RC 1-20 Claims. The RC 1-20 claims were located on May 7, 2002 by KM Exploration, Ltd. The Notices of Location were timely recorded in Elko County on May 23, 2002 at Document Nos. 483537-483556. The claims were timely filed with the Bureau of Land Management on May 21, 2002, where they received federal serial numbers NMC 829209-829228, as listed on Exhibit A attached hereto.
A. Title Condition. The claims have been located in accordance with state and federal mining law, and the title condition is presently good.
B. Ownership. Title is vested in to KM Explorations Ltd. The Elko County Recorder's Office and the Nevada State Office of the Bureau of Land Management contain the following documents pertaining to ownership and possession of the RC 1-20 claims:
Quitclaim Deed dated April 7, 2006 from Golden Trend Resources, Inc. to KM Explorations Ltd., covering the RC 1-91 claims. The Deed was recorded in Elko County on April 12, 2006 at Document No. 51197.
C. Federal Claim Maintenance Fees. The 2001-2002 claim maintenance fees were paid to the Bureau of Land Management when the claims were filed with the BLM on May 21, 2002. Since that date, the claims have been maintained as follows:

Rental Year	BLM Recording	County Recording	Document No.

2002-2003	July 16, 2002	October 28, 2002	489653

2003-2004	June 30, 2003	October 14, 2003	507737

2004-2005	July 26, 2004	October 21, 2004	525301

Mr. John Pritchard
Title Report on RC Claim Group
December 14, 2006

2005-2006	June 21, 2005 and August 18, 2005[2]	October 25, 2005	542951

2006-2007	August 29, 2006	August 29, 2006	205937

The RC 1-91 claims will remain valid through September 1, 2007. Thereafter, the claim owner must pay federal claim maintenance fees to the Nevada Bureau of Land Management on or before September 1, 2007.
D. Claim Conflicts. An examination of the Bureau of Land Management master title plats, and the Bureau of Land Management geographic index (current through August 15, 2006) reveals no conflicts with government withdrawals, government reservations or patented claims, however, we found the following potential conflict with other unpatented claims.
a. The BLM geographic index indicates that there might be a conflict between the RR 3, 5, 7, 45, 47, 49, 51, 53, owned by Carl Pescio, located September 15, 21 and 22, 2004, in T. 29 N., R. 54 E., Sections 28, 29, 32, and 33, and the RC 14-30 (even) claims, and RC 53-61 claims located in 2002. The RR 200-206 (even) and 248, 271, and 272 claims are close to conflicting with the RC 29, 30, 43-46, and 60 claims in Sections 31 and 32. The RC claims are senior to the RR claims, and the overstaking by the junior claims does not affect the validity of the RC claims.
2. RC 21-61 Claims. The RC 21-61 claims were located on October 19, 2002 by Golden Trend Resources, Inc. The Notices of Location were timely recorded in Elko County on November 20, 2002 at Document Nos. 497095-491135. The claims were timely filed with the Bureau of Land Management on December 20, 2002, where they received federal serial numbers NMC 838626-838666, as listed on Exhibit A attached hereto.
A. Title Condition. The claims have been located in accordance with state and federal mining law, and the title condition is presently good.

2 In 2005 the rental fee was increased to $125.00, and many companies believed if they paid prior to July 1, 2005, the $100.00 rental fee might still apply. Golden Trend Resources paid the $100.00 prior to July 1 and then went back and paid the $25.00 in August.

Mr. John Pritchard
Title Report on RC Claim Group
December 14, 2006

B. Ownership. Title is vested in KM Explorations Ltd. The Elko County Recorder's Office and the Nevada State Office of the Bureau of Land Management contain the following documents pertaining to ownership and possession of the RC 21-61 claims:
Quitclaim Deed dated April 7, 2006 from Golden Trend Resources, Inc. to KM Explorations Ltd., covering the RC 1-91 claims. The Deed was recorded in Elko County on April 12, 2006 at Document No. 51197.
C. Federal Claim Maintenance Fees. The 2002-2003 claim maintenance fees were paid to the Bureau of Land Management when the claims were filed with the BLM on December 20, 2002. Since that date, the claims have been maintained as follows:

Rental Year	BLM Recording	County Recording	Document No.

2003-2004	June 30, 2003	October 14, 2003	507738

2004-2005	July 26, 2004	October 21, 2004	525302

2005-2006	June 21, 2005 and August 18, 2005[3]	October 25, 2005	542952

2006-2007	August 29, 2006	August 29, 2006	205937

The RC 21-61 claims will remain valid through September 1, 2007. Thereafter, the claim owner must pay federal claim maintenance fees to the Nevada Bureau of Land Management on or before September 1, 2007.
D. Claim Conflicts. An examination of the Bureau of Land Management master title plats, and the Bureau of Land Management geographic index (current through October 26, 2006)

3 In 2005 the rental fee was increased to $125.00, and many companies believed if they paid prior to July 1, 2005, the $100.00 rental fee might still apply. Golden Trend Resources paid the $100.00 prior to July 1 and then went back and paid the $25.00 in August.

Mr. John Pritchard
Title Report on RC Claim Group
December 14, 2006

reveals no conflicts with government withdrawals, government reservations or patented claims, however, we found the following potential conflict with other unpatented claims.
a. The BLM geographic index indicates that there might be a conflict between the RR 3, 5, 7, 45, 47, 49, 51, 53, owned by Carl Pescio, located September 15, 21 and 22, 2004, in T. 29 N., R. 54 E., Sections 28, 29, 32, and 33, and the RC 14-30 (even) claims, and RC 53-61 claims located in 2002. The RR 200-206 (even) and 248, 271, and 272 claims are close to conflicting with the RC 29, 30, 43-46, and 60 claims in Sections 31 and 32. The RC claims are senior to the RR claims, and the overstaking by the junior claims does not affect the validity of the RC claims.
3. RC 62-91 Claims. The RC 62-91 claims were located on September 12, 2005 by Golden Trend Resources, Inc. The Notices of Location were timely recorded in Elko County on October 19, 2005 at Document Nos. 542251-542280. The claims were timely filed with the Bureau of Land Management on October 19, 2005, where they received federal serial numbers NMC 909132-909161, as listed on Exhibit A attached hereto.
A. Title Condition. The claims have been located in accordance with state and federal mining law, and the title condition is presently good.
B. Ownership. Title is vested in ISM Explorations Ltd. The Elko County Recorder's Office and the Nevada State Office of the Bureau of Land Management contain the following documents pertaining to ownership and possession of the RC 62-91 claims:
A Quitclaim Deed dated April 7, 2006 from Golden Trend Resources, Inc. to KM Explorations Ltd., covering the RC 1-91 claims. The Deed was recorded in Elko County on April 12, 2006 at Document No. 51197.
C. Federal Claim Maintenance Fees. The 2005-2006 claim maintenance fees were paid to the Bureau of Land Management when the claims were filed with the BLM on October 19, 2005. Since that date, the claims have been maintained as follows:

Rental Year	BLM Recording	County Recording	Document No.

2006-2007	August 29, 2006	August 29, 2006	205937

The RC 62-91 claims will remain valid through September 1, 2007. Thereafter, the claim owner must pay federal claim maintenance fees to the Nevada Bureau of Land Management on or before September 1, 2007.

Mr. John Pritchard
Title Report on RC Claim Group
December 14, 2006

D. Claim Conflicts. An examination of the Bureau of Land Management master title plats, and the Bureau of Land Management geographic index (current through October 26, 2006) reveals no conflicts with government withdrawals, government reservations or patented claims, and any other unpatented claims.
RECORDS EXAMINED
In preparing this opinion, our office examined the claim records on file with the Nevada State Office of the Bureau of Land Management (on October 26, 2006) and the Elko County Recorder's Office (on October 18, 2006). The records inspected by our office include the following documents:
1. The Bureau of Land Management claim files for the RC claim groups.
2. The Bureau of Land Management master title plats and historic indexes for T. 29 N., R. 53 E., and T. 29 N., R. 54 E., MDM..
3. The Bureau of Land Management geographic index (current through October 26, 2006) and all conflicts disclosed thereby.
4. The Bureau of Land Management serial pages.
5 . The Elko County index to Official Records from May 7, 2002 through October 18, 2006, and all deeds, leases, and encumbrances disclosed thereby.
We did not examine the records of the Elko County Sheriffs Office because we did not find title problems which could likely be resolved by examination of those records. Because the property under search consists of unpatented mining claims and would therefore not be recognized in the records of the Elko County Assessor's and Treasurer's Offices, we did not examine the records in those offices.
We have not examined separately the records of tax sales and sheriff's sales, if any, to determine whether statutory and regulatory procedures were compiled with in each instance which could affect the validity of such sales. Therefore, no opinion is rendered with respect to the effect of any such sales upon the title to the RC 1-91 claims. Also, we have not examined any records to determine ownership of the water rights which might be associated with the RC 1-91 claims.
RESERVATIONS
I have made no examination of the actual property. I have therefore reached no conclusion concerning the adequacy of the monuments described on the Notices of Location. Moreover, I do

Mr. John Pritchard
Title Report on RC Claim Group
December 14, 2006

not know whether any of the claims have been recently overstaked on the ground by a third party, to what degree they may overlap one another or contain fractions, or whether the actual location corresponds to the claim map required by federal law. I do not render any opinion concerning any fact or circumstance, such as adverse possession, that might be disclosed by a ground examination.
I render no opinion concerning access to the property, compliance with State and federal laws affecting the right to mine, or the adequacy of the mineral discovery, if any, on the claims. I render no opinion concerning the availability of water and water rights to support mining operations on the claims.
CONFIDENTIALITY
This opinion has been rendered at the request of and for the benefit of Gold Run Inc., and may not be used or relied upon by any other party without the written consent of this office.
ABSENCE OF CONFLICTS
I hereby certify that neither I, nor any law partner, nor any person related to me has any material, beneficial interest in the property of Gold Run Inc. or of any holding company or major subsidiaries thereof.
Very truly yours,

/s/ Richard K. Thompson

Richard K. Thompson
gold run inc.
title report rc claims 12-06

Mr. John Pritchard
Title Report on RC Claim Group
December 14, 2006

Exhibit A

Claim Name	County Book/Page	BLM Number

RC 1-20	483537-483556	829209-829228

RC 21-61	491095-491135	838626-838666

RC 62-91	542251-542280	909132-909161